EXHIBIT V
                                                                       ---------

                             MODIFICATION AGREEMENT
                             ----------------------
               (Second Amendment to Security Agreement (Canadian))


       THIS MODIFICATION AGREEMENT is dated for reference December 17, 2004

AMONG:

       ELEPHANT & CASTLE GROUP INC.

       (the "Debtor")


AND:

       THE ELEPHANT AND CASTLE CANADA INC.

       (the "Subsidiary")


AND:

       GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, A LIMITED PARTNERSHIP

         (the "Secured Party")


WHEREAS:

A. The Debtor, the Subsidiary and the Secured Party have agreed to amend and restate that certain Amended and Restated Note, Stock Purchase and Warrant Agreement dated as of December 12, 2001 pursuant to the agreement entitled the "Amended and Restated Note and Stock Purchase Agreement" dated for reference December 17, 2004 among the same parties (as the same may be further amended, extended, renewed, replaced, restated and in effect from time to time the "Note and Stock Purchase Agreement");

B. In connection with the Note and Stock Purchase Agreement the Debtor and the Subsidiary desire to amend that certain security agreement (as the same may be further amended, extended, renewed, replaced, restated and in effect from time to time, the "Security Agreement") dated as of October 6, 1999 and amended as of December 12, 2001 among the Debtor, the Subsidiary and the Secured Party;

C. Capitalized terms unless otherwise defined herein shall have the meaning attributed thereto in the Security Agreement;

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D.     It is a condition to the Secured Party entering into the Amended and
       Restated Note and Stock Purchase Agreement that the Debtor and the Subsidiary execute this Modification Agreement.

NOW THEREFORE WITNESSETH that in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereby agree as follows:

1.    Amendment to the Security Agreement
      -----------------------------------

      The Debtor and Subsidiary agree that the Security Agreement is amended by:

      (a)   deleting the first recital and substituting the following therefor:

            "WHEREAS, the Debtor and the Secured Party have entered into that certain Note, Stock Purchase and Warrant Agreement dated November 30, 1995 (as amended and restated by that certain Amended and Restated Note, Stock Purchase and Warrant Agreement dated for reference December 12, 2001, as further amended and restated by that certain Amended and Restated Note and Stock Purchase Agreement dated for reference December 17, 2004, and as may from time to time be further amended, extended, renewed, replaced, restated and in effect from time to time the "Note and Stock Purchase Agreement") and, pursuant to the Note and Stock Purchase Agreement, the Debtor has executed and delivered to the Secured Party the amended and restated notes (the "Notes") in the aggregate principal amount of U.S.$4,203,879. Terms used herein not otherwise defined shall have the meaning ascribed thereto in the Note and Stock Purchase Agreement"; and

      (b) The following paragraph is added immediately after the second paragraph of Section 2.1 of the Security Agreement:

            "In consideration of the continuation of the Security Interest hereunder and continuation of the security interest granted pursuant to the U.S. Documents (as herein defined), the Secured Party hereby waives and forgives the accrued and unpaid interest on the Notes in the aggregate amount of U.S.$1,208,811;

      (c) Section 2.2 of the Security Agreement is hereby deleted in its entirety and the following substituted therefor:

            "2.2 This Agreement is being executed and delivered to secure, and Security Interests herein granted shall secure: (a) full payment and performance of all of the indebtedness and obligations owing to the Secured Party by the Debtor under the Note and Stock Purchase Agreement and the Notes, whether for principal, interest, costs, fees, expenses or otherwise, (b) all covenants of the Debtor and of the Subsidiary under this Agreement and all covenants of the Debtor under the Note and Stock Purchase Agreement, in each case including all renewals, extensions and modifications thereof, and (c) all reasonable costs and expenses incurred by the Secured Party in collecting the indebtedness

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            evidenced by the Notes or otherwise enforcing its rights under this
            Agreement, the Note and Stock Purchase Agreement or the Notes, including without limitation, reasonable attorneys' fees. All of such debts, indebtedness, liabilities, covenants and duties referred to in (a), (b) and (c) of this Section 2.2 are hereafter collectively referred to as the "Secured Obligations".

2.    Conditions Precedent.
      ---------------------

      The Secured Party's obligation to enter into this Modification Agreement is subject to the satisfaction, on or prior to the date hereof, of the following conditions:

      (a) The Secured Party, the Debtor and the Subsidiary shall have entered into the Amended and Restated Note and Stock Purchase Agreement; and

      (b) The U.S. Security Agreement (as defined in the Security Agreement) among, inter alia, the Company and the Secured Party dated as of October 6, 1999 and amended as of December 12, 2001 and documents related thereto shall have been amended as provided for in the Amended and Restated Note and Stock Purchase Agreement.

3.    General Provisions
      ------------------

      (a) All covenants, clauses, agreements, provisos, stipulations, conditions, powers, matters and things whatsoever contained in the Security Agreement as amended hereby, are hereby confirmed by each of the Secured Party, the Debtor and the Subsidiary and shall continue in full force and effect, save as expressly amended hereby.

      (b) This Modification Agreement shall from the date hereof and without prejudice to the rights and priorities of the Secured Party as against the Debtor and the Subsidiary or any subsequent encumbrancer, be read and construed along with the Security Agreement and be treated as a part thereof and for such purposes and so far as may be necessary to effectuate these presents, the Security Agreement shall be regarded as being hereby amended and the Security Agreement as so amended together with all of the covenants, clauses, agreements, provisos, stipulations, conditions, powers, matters and things whatsoever contained in the Security Agreement shall continue in full force and effect.

      (c) The Debtor and Subsidiary covenant and agree to keep, observe and perform each and every one of the terms, covenants and conditions on the part of the Debtor and Subsidiary to be kept, observed and performed in the Security Agreement as modified by this Modification Agreement in accordance with the terms thereof and hereof.

      (d) This Modification Agreement and everything herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

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4.    Governing Law
      -------------

      THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE LAWS OF CANADA APPLICABLE THEREIN WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES.

5.    Counterpart and Facsimile Execution
      -----------------------------------

      This Modification Agreement may be signed in as many counterparts as may be necessary and delivered by facsimile each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same Modification Agreement.


      IN WITNESS WHEREOF this Modification Agreement has been executed this 17th day of December, 2004.


DEBTOR:

ELEPHANT & CASTLE GROUP INC.

By:   /s/ Richard Bryant
      ----------------------------------------
      Name:  Richard Bryant
      Title:  President and Chief Executive Officer


SUBSIDIARY:

THE ELEPHANT AND CASTLE CANADA INC.

By:   /s/ Richard Bryant
      ----------------------------------------
      Name: Richard Bryant
      Title:  President and Chief Executive Officer


SECURED PARTY:

GE INVESTMENT PRIVATE PARTNERS II, A LIMITED
PARTNERSHIP

By: GE Asset Management Incorporated,
its General Partner

By:   /s/ David W. Wiederecht
      ----------------------------------------
      Name: David W. Wiederecht
      Title: Vice President


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